Exhibit 10.4

Terms and Conditions for Warrants 2018/2022 in Calliditas Therapeutics AB (publ)

1	Definitions

In these terms and conditions, the following terms shall have the meaning given below.

Companies Act	the Swedish Companies Act (SFS 2005:551);
Central Securities Depository Company	a company whose articles of association contain an article stating that the company’s shares must be registered in a central securities depository register and whose shares are registered through Euroclear;
Securities Account	an account with Euroclear for registering such financial instruments as referred to in the Swedish Central Securities Depositories and Financial Instruments Accounting Act (1998:1479);
Business Day	a day which is not a Sunday or other public holiday or, with respect to the payment of promissory notes, is not equated with a public holiday in Sweden;
Bank	the bank or account operator which the Company at each time has appointed to handle the administration of the Warrants in accordance with these terms and conditions;
Company	Calliditas Therapeutics AB (publ), company reg. no. 556659-9766;
Euroclear	Euroclear Sweden AB, (the Swedish Central Securities Depository and Clearing Organisation), company reg no 556112-8074;
Listing	listing of shares in the Company on a stock exchange, regulated market, multilateral trading facility within the EEA area or other corresponding market place;
Warrant Holder	a person registered in a Securities Account as the holder of a Warrant;
Subscription	subscription of shares in the Company on exercise of Warrants in accordance with Chapter 14 of the Companies Act;
Exercise Price	the price at which Subscription for new shares may take place on exercise of Warrants;
Warrant	the right to subscribe for one newly issued share in the Company in exchange for payment in accordance with these terms and conditions;
Warrant Certificate	a certificate which is linked to a certain number of warrants in accordance with these terms and conditions.

2	Warrants and registration

The total number of Warrants amounts to not more than 1,160,000.

In the event the Company is a Central Securities Depository Company, the board of directors of the Company shall be entitled to resolve that the Warrants be registered on a Securities Account. In the event such resolution is adopted, no Warrant Certificates or other securities shall be issued. At the request of the Company, Warrant Holders shall be obliged to surrender immediately to the Company or Euroclear any Warrant Certificates representing Warrants and to provide the Company with the requisite details of the securities account on which the Warrant Holder’s Warrants are to be registered.

In the event the board of directors of the Company adopts a resolution in accordance with the second paragraph above, subject to any applicable statutory or regulatory limitations, the board of directors shall thereafter be at liberty to resolve that the Warrants are no longer to be registered on a Securities Account.

3	Right to subscribe for new shares

Each Warrant entitles the holder thereof to subscribe for one new share in the Company at an Exercise Price of 160 per cent of the volume-weighted average price of the Company’s share during the period of ten trading days falling immediately before the offer for subscription of the warrants. The Exercise Price thus calculated shall be rounded off to the nearest whole SEK 0.10, whereupon SEK 0.05 shall be rounded downwards. The Exercise Price will not be less than the quota value of the share (Sw. kvotvärde).

The Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe may be recalculated in the circumstances set out in section 8 below.

Subscription may only take place in respect of the entire number of shares for which the total number of Warrants entitles the Warrant Holder to subscribe and which a single Warrant Holder desires to exercise. On such Subscription, any excess fractions of Warrants which cannot be exercised shall be disregarded.

4	Application for Subscription

Application for Subscription of shares may take place during the period commencing on 1 January 2022 and up to and including 31 March 2022, or such earlier date as may be determined in accordance with section 8 below. If an application for Subscription is not submitted within the time stated above, the Warrant shall lapse.

The following shall apply in the event the Company is a Central Securities Depository Company and the Warrants are registered on a Central Securities Depository Account. The Warrants may be exercised through a written application for Subscription to the Company or to the designated Central Securities Depository Company. Applications for Subscription are binding and irrevocable.

In the event the Company is not a Central Securities Depository Company or if the Warrants are not registered on a Central Securities Depository Account, the Warrants may be exercised through a written application for Subscription to the Company, stating the number of Warrants which are to be exercised. In conjunction with a Subscription, the Warrant Holder shall, where applicable, surrender corresponding Warrant Certificates to the Company.

5	Payment for new shares

On application for Subscription, payment for the number of shares which the application for Subscription covers shall be made simultaneously. Payment shall be made in cash to a bank account designated by the Company.

6	Registration in Securities Account and in the share register

Following payment for subscribed shares, Subscription shall be effected through the registration of the new shares as interim shares in the Company’s share register and on the respective Warrant Holder’s Securities Account. Following registration with the Swedish Companies Registration Office, the registration of the new shares in the share register and on Securities Accounts will become definitive. According to section 8 below such registration might in certain circumstances be postponed.

7	Dividends on new shares

Shares issued following Subscription shall entitle the holders thereof to participate in the distribution of dividends for the first time on the record date that occurs immediately following the Subscription.

8	Recalculation of Exercise Price and the number of shares

The following provisions shall govern the rights that vests in Warrant Holder in the events described below:

A	Bonus issue

In the event of a bonus issue, where an application for Subscription is submitted at such time that the allotment of shares cannot be made on or before the fifth weekday prior to the general meeting which resolves to make the bonus issue, Subscription shall be effected only after the general meeting has adopted a resolution approving the bonus issue. Shares which vest pursuant to Subscription effected after the adoption of a resolution approving the bonus issue shall be registered in the Warrant Holder’s Securities Account as interim shares, and accordingly such shares shall not entitle the holder thereof to participate in the bonus issue. Definitive registration in Securities Accounts shall only take place after the record date for the bonus issue.

In conjunction with Subscription which is effected after the adoption of a resolution to make a bonus issue, a recalculated Exercise Price as well as a recalculated number of shares for which each Warrant entitles the Warrant Holder to subscribe shall be applied. The recalculation shall be carried out by the Company in accordance with the following formula:

Recalculated Exercise Price = (previous Exercise Price) x (the number of shares in the Company prior to the bonus issue) / (the number of shares in the Company after the bonus issue).

Recalculated number of shares for which each Warrant entitles the Warrant Holder to subscribe = (previous number of shares for which each Warrant entitled the holder to subscribe) x (the number of shares in the Company after the bonus issue) / (the number of shares in the Company prior to the bonus issue).

The Exercise Price and the number of shares which each Warrant entitles the holder to subscribe for, recalculated as set out above, shall be determined by the Company as soon as possible after the general meeting has adopted a resolution approving the bonus issue.

B	Reverse share split/share split

In the event the Company effects a reverse share split or share split, the provisions of sub- section A above shall apply mutatis mutandis. The record date shall be deemed to be the date on which the reverse share split or share split is carried out by Euroclear at the request of the Company.

C	New issue

If the Company issues new shares subject to pre-emption rights for shareholders to subscribe for new shares in exchange for cash payment or by set off, the following shall apply with respect to the right to participate in the new issue for shareholders whose shares vest as a consequence of Subscription on exercise of the Warrant:

1.	If the board of directors of the Company has resolved to carry out a new issue conditional upon the approval of the general meeting of the shareholders or pursuant to authorisation granted by the general meeting of the shareholders, the resolution of the new issue shall state the last day on which Subscription must be effected in order to entitle the holders of the shares held pursuant to Subscription according to these terms and conditions to participate in the new issue.

2.	If the general meeting adopts a resolution to issue new shares, where an application for Subscription is submitted at such time that it cannot be effected on or before the fifth weekday prior to the general meeting which shall resolve on the new issue, Subscription shall only be effected following the adoption of a resolution with respect thereto by the general meeting. Shares which vest as a consequence of such Subscription shall be registered in the Securities Account as interim shares, and accordingly shall not entitle the holders to participate in the new issue. Definitive registration in Securities Accounts shall only take place after the record date for the new issue.

Where Subscription is effected at such time that no right to participate in the new issue arises, a recalculated Exercise Price as well as a recalculated number of shares for which each Warrant entitles the holder to subscribe shall apply. Recalculations shall be made by the Company in accordance with the following formulae:

Recalculated Exercise Price = (previous Exercise Price) x (the average quoted price of the share during the subscription period stated in the resolution approving the issue ("average price of the share")) / (the average price of the share increased by the theoretical value of the subscription right calculated on the basis thereof).

Recalculated number of shares for which each Warrant entitles the holder to subscribe = (previous number of shares for which each Warrant entitled the holder to subscribe) x (the average price of the share increased by the theoretical value of the subscription right calculated on the basis thereof) / (the average price of the share).

The average price of the share shall be deemed to be the equivalent of the average calculated mean value, for each trading day during the subscription period, of the highest and lowest quoted paid price on that day according to the list on which the shares are quoted. In the absence of a quoted paid price, the bid price shall form the basis for the calculation. Days on which neither a paid price nor a bid price is quoted shall be excluded from the calculation.

The theoretical value of the subscription right is calculated in accordance with the following formulae:

Theoretical value of subscription right = (the maximum number of new shares which may be issued pursuant to the resolution approving the issue) x ((the average price of the share) - (the issue price of the new share)) / (the number of shares prior to the adoption of the resolution approving the issue).

If this results in a negative value, the theoretical value of the subscription right shall be deemed to be zero.

The Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe, recalculated as set out above, shall be determined by the Company two Business Days after the expiry of the subscription period and shall apply to each Subscription effected thereafter.

If the Company’s shares at the time of the resolution to issue the new share, are not subject to a Listing, a corresponding recalculation of the Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe shall take place. The recalculation, which shall be made by the Company, shall be based on the assumption that the value of the Warrants shall remain unchanged.

During the period prior to the determination of the recalculated Exercise Price and the recalculated number of shares for which each Warrant entitles the holder to subscribe, Subscription shall only be effected on a preliminary basis, whereby the number of shares each Warrant entitles the holder to subscribe for prior to recalculation shall be registered in the Securities Account on an interim basis. Definitive registration in Securities Accounts shall be made following determination of the recalculated Exercise Price and the recalculated number of shares for which each Warrant entitles the holder to subscribe.

D	Issue of convertible bonds or warrants in accordance with Chapter 14 and 15 of the Companies Act

In the event the Company issues convertible bonds or warrants, in both cases subject to pre-emption rights for the shareholders to subscribe for such equity related instrument in exchange for cash payment or by set off, the provisions of sub-section C, first paragraph, sub-paragraphs 1 and 2 shall apply mutatis mutandis in respect of the right to participate in the issue for any share which has been issued through Subscription.

Where Subscription is effected at such time that no right to participate in the new issue arises, a recalculated Exercise Price as well as a recalculated number of shares for which each Warrant entitles the holder to subscribe shall apply. Recalculations shall be made by the Company in accordance with the following formulae:

Recalculated Exercise Price = (previous Exercise Price) x (the average quoted price of the share during the relevant period stated in the resolution approving the issue ("average price of the share")) / (the average price of the share increased by the value of the subscription right).

Recalculated number of shares for which each Warrant entitles the holder to subscribe = (previous number of shares for which each Warrant entitled the holder to subscribe) x (the average price of the share increased by the value of the subscription right) / (the average price of the share).

The average price of the share shall be calculated in accordance with the provisions of sub-section C above.

The value of the subscription right shall be deemed to be the equivalent of the average calculated mean value, for each trading day during the subscription period, of the highest and lowest quoted paid price on that day according to list on which the subscription rights are quoted. In the absence of a quoted paid price, the quoted bid price shall form the basis for the calculation. Days on which neither a paid price nor a bid price is quoted shall be excluded from the calculation.

If the subscription rights are not subject to a Listing, the value of the subscription right shall, to the greatest extent possible, be determined based upon the change in the market value of the Company’s shares which may be deemed to have occurred as a consequence of the issue of the convertible bonds or warrants.

The Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe, recalculated as set out above, shall be determined by the Company two Business Days after the expiry of the subscription period and shall apply to each Subscription effected thereafter.

If the Company’s shares, at the time of the resolution to issue the notes, are not subject to a Listing, a corresponding recalculation of the Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe shall take place. The recalculation, which shall be made by the Company, shall be based on the assumption that the value of the Warrants shall remain unchanged.

Upon Subscription effected during the period prior to the determination of the recalculated Exercise Price and the recalculated number of shares for which each Warrant entitles the holder to subscribe, the terms and conditions in sub-section C paragraph 10 shall apply.

E	Other offers to shareholders

Where the Company, in circumstances other than those referred to in sub-sections A-D above, makes offers to the shareholders, subject to pre-emption rights for the shareholders in accordance with the principles set out in Chapter 13, section 1 of the Companies Act, to acquire securities or rights of any type from the Company or resolves, in accordance with the principles mentioned above, to distribute such securities or rights to the shareholders without consideration, in conjunction with Subscription which is effected at such time that the shares thereby received do not entitle the holder to participate in the offer, a recalculated Exercise Price as well as a recalculated number of shares for which each Warrant entitles the holder to subscribe shall apply. Recalculations shall be made by the Company in accordance with the following formulae:

Recalculated Exercise Price = (previous Exercise Price) x (the average quoted price of the share during the application period for the offer ("average price of the share")) / (the average price of the share increased by the value of the right to participate in the offer (“value of the purchase right”).

Recalculated number of shares for which each Warrant entitles the holder to subscribe = (previous number of shares for which each Warrant entitled the holder to subscribe) x (the average price of the share increased by the value of the purchase right) / (the average price of the share).

The average price of the share shall be calculated in accordance with the provisions of sub-section C above.

Where shareholders have received purchase rights and trading in these has taken place, the value of the right to participate in the offer shall be deemed to be equivalent to the value of the purchase rights. For this purpose, the value of the purchase right shall be deemed to be equivalent to the average calculated mean value, for each trading day during the application period, of the highest and lowest quoted paid price during the day according to list on which the purchase rights are quoted. In the absence of a quoted paid price, the quoted bid price shall form the basis for the calculation. Days on which neither a paid price nor a bid price is quoted shall be excluded from the calculation.

If the shareholders do not receive purchase rights or where such trading in purchase rights as referred to in the preceding paragraph otherwise does not take place, the recalculation of the Exercise Price shall be made as far as possible by applying the principles set out above in this sub-section E and the following shall apply. Where listing of the securities or rights offered to the shareholders takes place, the value of the right to participate in the offer shall be deemed to be equivalent to the average calculated mean value, for each trading day during the period of 25 trading days calculated from the first day of listing, of the highest and lowest transaction prices quoted for trades in such securities or rights reduced, where appropriate, by the consideration paid for these in conjunction with the offer. In the absence of a quoted paid price, the quoted bid price shall form the basis for the calculation. Days on which neither a paid price nor a bid price is quoted shall be excluded from the calculation of the value of the right to participate in the offer. In the recalculation of the Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe, the period of 25 trading days referred to above shall be deemed to be the application period determined for the offer pursuant to the first paragraph of this Section E.

Where no listing of such securities or rights offered to the shareholders takes place, the value of the right to participate in the offer shall, to the greatest extent possible, be determined based on the change in the market value of the Company’s shares which may be deemed to have occurred as a consequence of the offer.

The Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe, recalculated in accordance with the above, shall be determined by the Company as soon as possible after it becomes possible to calculate the value of the right to participate in the offer.

If the Company’s shares, at the time of the offer, are not subject to a Listing, a corresponding recalculation of the Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe shall take place. The recalculation, which shall be made by the Company, shall be based on the assumption that the value of the Warrants shall remain unchanged.

Upon Subscription effected during the period prior to the determination of the recalculated Exercise Price and the recalculated number of shares for which each Warrant entitles the holder to subscribe, the terms and conditions in sub-section C paragraph 10 shall apply.

F	Equal treatment of Warrant Holders and shareholders

Where the Company issues new shares or makes an issue pursuant to Chapters 14 or 15 of the Companies Act, with pre-emption rights for shareholders to subscribe for equity related instruments in exchange for cash payment, the Company may grant all Warrant Holders the same pre-emption rights as the shareholders. In conjunction therewith, each Warrant Holder, irrespective of whether subscription for shares has been made, shall be deemed to be the owner of the number of shares which such Warrant Holder would have received, had Subscription on the basis of the Warrant been effected in respect of the Exercise Price, and the number of shares for which each Warrant entitles the holder to subscribe, in effect at the time of the resolution to issue the shares.

If the Company resolves to make an offer to the shareholders as described in sub-section E above, what has been stated in the preceding paragraph shall apply mutatis mutandis. However, the number of shares of which each warrant holder shall be deemed to be the owner shall, in such circumstances, be determined on the basis of the Exercise Price, and the number of shares for which each Warrant entitles the holder to subscribe, in effect at the time of the resolution to make the offer.

If the Company resolves to grant the warrant holders pre-emption rights in accordance with the provisions set out in this sub-section F, no recalculation as set out in sub-sections C, D, or E above of the Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe for shall be made.

G	Dividend

If the Company resolves to pay a cash dividend to shareholders resulting in that the shareholders receive dividends which, together with other dividends paid out during the same financial year, exceed 5 per cent of the average price of the share during a period of 25 trading days immediately prior to the day on which the board of directors in the Company publishes its intention to propose such dividend to the shareholders’ meeting, a recalculated Exercise Price and a recalculated number of shares shall be applied in connection with application for subscription which occurs in such time that a share thereby received does not provide a right to receipt of such dividend. The recalculations shall be based on the part of the aggregate dividend amount which exceeds 3 per cent of the average price of the share during the abovementioned period (extraordinary dividend). The recalculations shall be made by the Company in accordance with the following formulae:

Recalculated Exercise Price = (previous Exercise Price) x (the average quoted price of the share during a period of 25 trading days calculated from the day on which the share is listed without any right to the extraordinary dividend (the “average price of the share”)) /(the average price of the share increased by the extraordinary dividend paid out per share) .

Recalculated number of shares for which each warrant entitles the holder to subscribe = (previous number of shares for which each warrant entitles the holder to subscribe) x (the average price of the share increased by the extraordinary dividend paid out per share) / (the average price of the share).

The average price of the share shall be calculated in accordance with the provisions set out in sub-section C above.

The Exercise Price and number of shares, recalculated as set out above, shall be determined by the Company two business days after the expiry of the above-mentioned period of 25 trading days and shall apply to each subscription effected thereafter.

During the period prior to the determination of the recalculated Exercise Price and the recalculated number of shares, Subscription shall be effected in accordance with the provisions in sub-section C last section above.

H	Reduction of share capital

If the Company’s share capital is reduced though a repayment to the shareholders, and such reduction is compulsory, a recalculated Exercise Price and a recalculated number of shares for which each Warrant entitles the holder to subscribe, shall be applied.

The recalculations shall be made by the Company in accordance with the following formulae:

Recalculated Exercise Price = (previous Exercise Price) x (the average quoted price of the share during a period of 25 trading days calculated from the day on which the share is listed without any right to participate in the distribution (the “average price of the share”)) /(the average price of the share increased by the amount repaid per share).

Recalculated number of shares for which each Warrant entitles the holder to subscribe = (previous number of shares for which each Warrant entitled the holder to subscribe) x (the average price of the share increased by the amount repaid per share) / (the average price of the share).

The average price of the share is calculated in accordance with the provisions set out in sub-section C above.

In carrying out the recalculations according to the above and where the reduction is made through redemption of shares, instead of using the actual amount which is repaid for each share, an amount calculated as follows shall be applied:

Calculated amount to be repaid for each share = (the actual amount repaid for each redeemed share reduced by the average market price of the share during a period of 25 trading days immediately prior to the day on which the share is listed without any right to participate in the reduction (the “average price of the share”)) / (the number of shares of the Company which carry an entitlement to the redemption of one share, reduced by 1).

The average exchange price is calculated in accordance with the provisions set out in sub-section C above.

The Exercise Price and number of shares for which each Warrant entitles the holder to subscribe, recalculated as set out above, shall be determined by the Company two Business Days after the expiry of the above-mentioned period of 25 trading days, and shall apply to each Subscription effected thereafter.

During the period prior to the determination of the recalculated Exercise Price and the recalculated number of shares, Subscription shall be effected in accordance with the provisions in sub-section C last section above.

If the Company’s share capital is reduced through redemption of shares with repayment to the shareholders, where such reduction is not compulsory, but where, in the opinion of the Company, the reduction, due to its technical structure and its financial effects, is equivalent to a compulsory reduction, the recalculation of the Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe shall be made, to the greatest extent possible, in accordance with the principles stated above in this sub-section H.

If the Company’s shares, at the time of the reduction of the share capital, are not subject to a Listing, a corresponding recalculation of the Exercise Price and the number of shares for which each Warrant entitles the holder to subscribe shall take place. The recalculation, which shall be made by the Company, shall be based on the assumption that the value of the Warrants shall remain unchanged.

I	Recalculation shall give a reasonable result

Should the Company take actions such as those stated in sub-sections A-E, G or H above and if, in the Company’s opinion, application of the recalculation formula established for such action, taking into account the technical framework of such action or for other reasons, could not be made or would result in the Warrant Holders receiving, in relation to the shareholders, economic compensation that is not reasonable, the Company shall, subject to prior written approval by the board of directors of the Company, make the recalculation of the Exercise Price, and the number of shares for which each Warrant entitles the holder to subscribe, in such a manner as the Company determines is appropriate to ensure that the recalculation gives a reasonable result.

J	Rounding off

On recalculation of the Exercise Price in accordance with the above, the Exercise Price shall be rounded off to the nearest SEK 0.10, for which purposes SEK 0.05 shall be rounded downwards and the number of shares shall be rounded off to two decimal places.

K	Mergers according to Chapter 23, section 15 of the Companies Act

In the event the general meeting approves a merger plan in accordance with Chapter 23, section 15 of the Companies Act, pursuant to which the Company is to be merged into another company, applications for Subscription may not thereafter be made.

Not later than one month prior to a final determination by the Company in respect of a merger as set forth above, notice shall be given to Warrant Holders in accordance with section 11 below in respect of the proposed merger. Such notice shall include the main aspects of the proposed merger plan and a reminder that applications for Subscription may not be made following a final decision regarding the merger in accordance with the provisions set forth in the preceding paragraph.

In the event the Company gives notice regarding a proposed merger in accordance with the above, each Warrant Holder, irrespective of that which is set forth in section 4 above regarding the earliest time at which applications for Subscription may be made, shall be entitled to apply for Subscription commencing on the date on which notice is given regarding the proposed merger, provided that it is possible to effect Subscription not later than the fifth weekday prior to the general meeting at which the merger plan, pursuant to which the Company is to be merged into another company, is to be approved.

L	Mergers according to Chapter 23, Section 28 of the Companies Act

If the Company draws up a merger plan in accordance with Chapter 23, Section 28 of the Companies Act, the following shall apply.

If the parent company holds all Shares in the Company and the board of directors of the Company announces its intention to draw up a merger plan according the provisions of Chapter 23, Section 28 of the Companies Act, then the Company if the last date for Subscription according to section 4 above occurs after such announcement, shall determine a new last date for notification of Subscription (the final date). The final date shall occur within 60 days from the announcement.

If a shareholder (the majority shareholder) alone, or jointly with subsidiaries, holds a sufficient portion of all Shares in the Company entitling the majority shareholder the right to initiate compulsory acquisition according to applicable laws of the remaining Shares in the Company and if the majority shareholder announces its intention to initiate compulsory acquisition, the preceding sub-paragraph shall apply.

In the event the announcement has been made in accordance with what is stated in this sub-section L, shall - irrespective of what is stated in section 3 above regarding the earliest date for notification of Subscription – the Warrant Holder be entitled to make such notification up to the final date. The Company shall not later than four weeks prior to the final date by notification according to section 11 below remind the Warrant Holder of such right and that notification of Subscription is not permitted after the final date.

M	Division

Where the general meeting adopts a resolution to approve a division plan pursuant to Chapter 24, section 17 of the Companies Act, pursuant to which a proportion of the assets and liabilities of the Company are taken over by two or more other companies, a recalculated Exercise Price and a recalculated number of shares for which each Warrant entitles the Warrant Holder to subscribe shall be calculated. The provisions of sub-section G regarding Dividend shall then apply mutatis mutandis. The recalculation shall be based on the proportion of the assets and liabilities of the Company that are taken over by the transferee company or companies.

Where all assets and liabilities of the companies are taken over by two or more other companies, on paying consideration to the shareholders of the Company, the provisions of sub-section M below regarding liquidation shall apply mutatis mutandis. Inter alia, this means that the right to demand Subscription shall terminate simultaneously with the registration in accordance with Chapter 24, section 27 of the Companies Act and that the Warrant Holder shall be notified no later than four weeks before the division plan shall be submitted for approval to the general meeting.

N	Liquidation

If it is resolved that the Company be put into liquidation, for whatever reason, Subscription may not take place thereafter. The right to demand Subscription shall terminate simultaneously with the adoption of the resolution to put the Company in liquidation, irrespective of whether such resolution has become final.

Not later than four weeks prior to the adoption of a resolution by a general meeting in respect of whether or not the Company should be put into liquidation in accordance with Chapter 25 of the Companies Act, the Warrant Holders shall be notified with respect to the planned liquidation in accordance with section 10 below. The notice shall state that subscription may not take place following the adoption of the resolution in respect of liquidation.

If the Company gives notice of a planned liquidation pursuant to the above, the Warrant Holders shall, notwithstanding the provisions of section 4 in respect of the earliest date for application for Subscription, be entitled to apply for Subscription commencing on the day on which the notice is given, provided that Subscription may be effected not later than prior to the general meeting at which the resolution regarding the liquidation of the Company shall be addressed.

Notwithstanding the provisions above pursuant to which Subscription may not take place after the adoption of a resolution regarding liquidation, the right to subscribe shall be reinstated in the event the liquidation is not carried out.

O	Insolvent liquidation

If the Company is put into insolvent liquidation, Subscription may not take place through the exercise of Warrants. Where, however, the decision to put the Company into insolvent liquidation is set aside by a higher court, subscription rights shall be reinstated.

P	Change of Control

In the event a shareholder, as a result of a public takeover according to the Act (2006:451) on public takeover on the stock market, or any other type of transaction, directly or indirectly, holds more than 50 percent in the Company (”Change of Control Event”), each Warrant Holder, irrespective of that which is set forth in section 4 above regarding the earliest time at which applications for Subscription may be made, shall be entitled to apply for Subscription commencing on the date on which disclosure is made by the shareholder regarding the Change of Control Event.

9	Special undertaking by the Company

The Company undertakes not to take any measures set forth in section 8 above that would result in an adjustment of the Exercise Price to an amount less than the from time to time prevailing quota value of the Share.

10	Nominees

According to Chapter 3 section 7 of the Central Securities Depositories and Financial Instruments Accounts Act (1998:1479), a legal entity shall be entitled to be registered as nominee. Such a nominee shall be regarded as a Warrant Holder for the purposes of the application of these terms and conditions.

11	Notices

Notices concerning the Warrants shall be sent to a Warrant Holder to the email address notified in writing to the Company or board of directors (or such other email or postal address that the Company is aware of).

12	Right to represent Warrant Holders

The Bank shall be entitled to represent Warrant Holders in matters of a formal nature concerning the Warrants without special authorisation from the Warrant Holders.

13	Amendments to terms and conditions

The Company’s board of directors shall be entitled to amend the terms and conditions of the Warrants to the extent required by legislation, decisions of courts of law or decisions of governmental authorities or where otherwise, in the Company's opinion, such is necessary or expedient for practical reasons and provided that the rights of the Warrant Holders are in no way prejudiced.

14	Confidentiality

The Company and Euroclear may not, without authorisation, disclose information regarding the Warrant Holders to any third party. The Company shall have access to information contained in the register of warrants held by Euroclear which sets out the persons registered as holders of Warrants.

15	Limitation of liability

In respect of measures which it is incumbent on the Company, Euroclear or the Bank to take in accordance with the terms and conditions of the Warrants, taking into consideration the provisions of the Central Securities Depositories and Financial Instruments Accounts Act (1998:1479), neither the Company, Euroclear nor the Bank shall be liable for loss which arises as a consequence of Swedish or foreign legislation, the actions of Swedish or foreign governmental authorities, acts of war, strikes, blockades, boycotts, lockouts, or other similar circumstances. The reservation in respect of strikes, blockade, boycotts, and lockouts shall apply notwithstanding that the Company, Euroclear or the Bank is itself the subject of, or effects, such measures.

Nor shall Euroclear be liable for loss which arises under other circumstances provided Euroclear has duly exercised normal caution. The Company and the Bank shall also enjoy a corresponding limitation of liability. In addition, under no circumstances shall the Company or the Bank be liable for indirect loss.

If the Company, Euroclear or the Bank is unable to perform its obligations as a consequence of a circumstance specified in the first paragraph, such performance may be postponed until such time as the cause for the impediment has terminated.

16	Applicable law and forum

These terms and conditions and any related legal matters shall be governed by Swedish law. Legal proceedings relating to these terms and conditions shall be brought before the Stockholm District Court or such other forum as is accepted in writing by the Company.